Exhibit (99)(a)(1)(C)

NOTICE OF TENDER CANCELLATION

NOTICE OF TENDER CANCELLATION OF TENDER REGARDING SHARES HELD IN
PRIORITY INCOME FUND, INC.

TENDERED PURSUANT TO THE OFFER TO PURCHASE
DATED DECEMBER 10, 2020

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,
AND THIS NOTICE OF TENDER CANCELLATION MUST BE RECEIVED BY
PRIORITY INCOME FUND, INC., EITHER BY
HAND-DELIVERY OR MAIL, BEFORE 4:00 PM, EASTERN TIME,
ON JANUARY 18, 2021, UNLESS THE OFFER IS EXTENDED

COMPLETE THIS NOTICE OF TENDER CANCELLATION AND
RETURN BY HAND DELIVERY OR MAIL TO:

For delivery by regular mail:	For delivery by registered, certified or express mail, by overnight courier or by personal delivery:
Priority Income Fund, Inc. P.O. Box 219768 Kansas City, MO 64121-9768 866-655-3650	Priority Income Fund, Inc. 430 West 7th Street Kansas City, MO 64105-1407 866-655-3650
YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF TENDER CANCELLATION IS RECEIVED BY PRIORITY INCOME FUND, INC. AT THE ADDRESS ABOVE

NOTICE OF TENDER CANCELLATION
Pursuant to the Offer to Purchase Dated
December 10, 2020

LADIES AND GENTLEMEN,
The undersigned hereby withdraws the tender of its Shares to Priority Income Fund, Inc. (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated __________________________, 20___. This tender was in the amount of __________________ Shares.
The undersigned recognizes that upon the receipt on a timely basis of this Notice of Tender Cancellation of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

For Individual Investors and Joint Tenants
IMPORTANT: Signature of investors(s) or authorized person(s) should be exactly as appeared on subscription agreement.
Signature of Investor(s) Authorized Person(s)______________________________________________________
Name of Signatory (Please print)__________________________________________________________________
Title of Authorized Person (Please print)____________________________________________________________
Signature of Investor(s) Authorized Person(s)______________________________________________________
Name of Signatory (Please print)__________________________________________________________________
Title of Authorized Person (Please print)____________________________________________________________

For Other Investors
Signature of Investor(s) Authorized Person(s)_______________________________________________________
Name of Signatory (Please print)___________________________________________________________________
Title of Authorized person (Please print)_____________________________________________________________